Exhibit 10.4

INTELLECTUAL PROPERTY CROSS-LICENSE AGREEMENT
BY AND BETWEEN
HONEYWELL INTERNATIONAL INC.
AND
HONEYWELL AEROSPACE INC.
DATED AS OF

EXHIBITS

Exhibit A	Specified Excluded Automation Licensed IP
Exhibit B	Specified Excluded Aerospace Licensed IP
i

INTELLECTUAL PROPERTY CROSS-LICENSE AGREEMENT
This INTELLECTUAL PROPERTY CROSS-LICENSE AGREEMENT (this “Agreement”), dated as of     (the “Effective Date”), is entered into by and between Honeywell Aerospace Inc. (f/k/a Honeywell Aerospace LLC), a Delaware corporation (“Aerospace”), and Honeywell International Inc., a Delaware corporation (“Automation”) (together with Aerospace, the “Parties,” and each individually a “Party”).
RECITALS
WHEREAS, the Parties, among others, entered into that certain Separation and Distribution Agreement dated as of     (as amended, modified or supplemented, and together with all exhibits and schedules thereto, the “Separation Agreement”);
WHEREAS, the Separation Agreement contemplates that Automation and Aerospace will execute this Agreement, and this Agreement is being entered into by the Parties to satisfy the requirements described therein;
WHEREAS, as of and following the consummation of the transactions contemplated by the Separation Agreement, each Party and its Affiliates will have rights to certain Intellectual Property related to the other Party’s business; and
WHEREAS, in connection with the Separation Agreement, Automation wishes to grant to Aerospace, and Aerospace wishes to grant to Automation, a license and other rights to certain of such Intellectual Property, in each case, as and to the extent set forth herein.
NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATION
Section 1.1    General. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Separation Agreement. As used in this Agreement, the following terms have the respective meanings set forth below.
(a)    “Aerospace” shall have the meaning set forth in the Preamble to this Agreement.
(b)    “Aerospace Licensed IP” shall mean (i) any and all Intellectual Property, to the extent Controlled by Aerospace or any member of the Aerospace Group as of the Effective Date, used or held for use in, or otherwise practiced by, the Automation Business as of or within the twelve (12) months prior to the Effective Date, and (ii) to the extent Controlled by Aerospace or any member of the Aerospace Group, (1) all Patents that claim priority to or from, or form the basis for priority with, any Patents included in such Intellectual Property described in the foregoing clause (i), and any foreign equivalents thereof, and (2) all Patents that are filed during the two (2)-year period following the Effective Date to the extent such Patents claim any Know-How included in such Intellectual Property described in the foregoing clause (i); provided that, notwithstanding the foregoing, the Aerospace Licensed IP excludes any Intellectual Property set forth on Exhibit B, Trademarks, Internet Properties and any Copyrights in Software.
(c)    “Aerospace Group” shall mean Aerospace and each Person that is or becomes a Subsidiary of Aerospace, for so long as such Person is a Subsidiary of Aerospace.
(d)    “Agreement” shall have the meaning set forth in the Preamble to this Agreement.
(e)    “Automation” shall have the meaning set forth in the Preamble to this Agreement.
(f)    “Automation Licensed IP” shall mean (i) any and all Intellectual Property, to the extent Controlled by Automation or any member of the Automation Group as of the Effective Date, used or held for use in, or otherwise practiced by, the Aerospace Business as of or within the twelve (12) months prior to the Effective Date, and (ii) to the extent Controlled by Automation or any member of the Automation Group, (1) all Patents that claim priority to any Patents included in such Intellectual Property to the extent the claims of such Patents claiming priority are supported by Patents included in such Intellectual Property and (2) all Patents that are filed during the two (2)-year period following the Effective Date to the extent such Patents claim any Know-How included in such Intellectual Property; provided that, notwithstanding the foregoing, the Automation Licensed IP excludes any Intellectual Property set forth on Exhibit A, any Trademarks, any Internet Properties and any Copyrights in Software.
(g)    “Automation Group” shall mean Automation and each Person that is or becomes a Subsidiary of Automation, for so long as such Person is a Subsidiary of Automation.
(h)    “Contract” shall mean any agreement, contract, subcontract, obligation, note, indenture, instrument, option, lease, sublease, promise, arrangement, release, warranty, license, sublicense, insurance policy, purchase order or legally binding commitment or undertaking of any nature (whether written or oral and whether express or implied).
(i)    “Control” shall mean, with respect to any Intellectual Property, (i) such Intellectual Property is owned by the applicable Person, or (ii) such Person has the ability to grant a license or other rights in, to or under such Intellectual Property on the terms and conditions set forth herein (other than pursuant to a license or other rights granted pursuant to this Agreement) without violating any obligations under any Contract existing as of the Effective Date and without requiring any additional consent of, or additional consideration given to, any Third Party (except to the extent such consent has been obtained or such consideration has been given).
(j)    “Copyrights” shall mean copyrightable works, copyrights (including in product label or packaging artwork or templates), moral rights, mask work rights, database rights and design rights, in each case, whether or not registered, and registrations and applications for registration thereof.
(k)    “Damages” shall have the meaning set forth in the Separation Agreement.

(l)    “Distribution” shall have the meaning set forth in the Separation Agreement.
(m)    “Divested Entity” shall mean, (i) with respect to Aerospace or the Aerospace Group, a member or a business of the Aerospace Group (as of the time immediately prior to the relevant divestment) that any member of the Aerospace Group sells or transfers to a Third Party or otherwise divests, and (ii) with respect to Automation or the Automation Group, a member or a business of the Automation Group (as of the time immediately prior to the relevant divestment) that any member of the Automation Group sells or transfers to another Person or otherwise divests.
(n)    “Effective Date” shall have the meaning set forth in the Preamble to this Agreement.
(o)    “Exploit” shall mean to make, have made, use, sell, offer for sale, import, export, practice, reproduce, copy, perform, develop, display, distribute, modify, make derivative works of or otherwise exploit.
(p)    “Intellectual Property” shall mean (a) any and all intellectual property rights created or arising in any jurisdiction anywhere in the world, whether statutory, common law, or otherwise, including in or with respect to, or arising from, any (i) Patents, (ii) Trademarks, (iii) Copyrights, (iv) Know-How, (v) Software and data, (vi) Internet Properties, and (b) all issuances, registrations and applications for issuance or registration of any of the foregoing described in the foregoing clause (a).
(q)    “Internal Reorganization” shall have the meaning set forth in the Separation Agreement.
(r)    “Internet Properties” shall mean all domain name registrations and social media and business platform addresses.
(s)    “Know-How” shall mean all confidential or proprietary information, including trade secrets, know-how and technical data, including any that comprise financial, business, scientific, technical, economic or engineering information and instructions, including any confidential or proprietary raw materials, material lists, raw material specifications, manufacturing or production files or specifications, plans, drawings, blueprints, design tools, quality assurance and control procedures, simulation capability, research data, manuals, compilations, reports, including technical reports and research reports, analyses, formulas, formulations, designs, prototypes, methods, techniques, processes, rights in research, development, manufacturing, financial, marketing and business data, pricing and cost information, customer and supplier lists and information, procedures, inventions and invention disclosure documents, in each case, other than Patents.
(t)    “Governmental Entity” shall mean any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission, department, board, bureau or court, whether federal, state, local, domestic, foreign, multinational or supranational exercising executive, legislative, judicial, regulatory, self-regulatory or administrative functions of or pertaining to government and any executive official thereof.

(u)    “Group” shall mean (a) with respect to Aerospace, the Aerospace Group, and (b) with respect to Automation, the Automation Group.
(v)    “Licensed IP” shall mean (i) with respect to the license granted to Automation hereunder, the Aerospace Licensed IP, and (ii) with respect to the license granted to Aerospace hereunder, the Automation Licensed IP.
(w)    “Licensee” shall mean (i) Aerospace, with respect to the Automation Licensed IP, and (ii) Automation, with respect to the Aerospace Licensed IP.
(x)    “Licensor” shall mean (i) Aerospace, with respect to the Aerospace Licensed IP, and (ii) Automation, with respect to the Automation Licensed IP.
(y)    “Party” shall have the meaning set forth in the Preamble.
(z)    “Patent” shall mean patents, patent applications (including patents issued thereon) and statutory invention registrations, patents of importation, patents of improvement, certificates of addition, design patents and utility models, including provisionals, reissues, divisionals, continuations, continuations-in-part, extensions, renewals and reexaminations thereof.
(aa)    “Person” shall mean any natural person, firm, individual, corporation, business trust, joint venture, association, bank, land trust, trust company, company, limited liability company, partnership or other organization or entity, whether incorporated or unincorporated, or any Governmental Entity.
(bb)    “Separation Agreement” shall have the meaning set forth in the Recitals to this Agreement.
(cc)    “Software” shall mean all computer programs (whether in source code, object code, or other form), including software implementations of algorithms and machine learning, natural language processing, large language model, neural network and other artificial intelligence technologies, including weights and models, together with all related documentation, including flowcharts and other logic and design diagrams, technical, functional and other specifications, and user and training manuals and materials to the extent related to any of the foregoing.
(dd)    “Sublicensee” shall have the meaning set forth in Section 2.2.
(ee)    “Term” shall have the meaning set forth in Section 4.1.
(ff)    “Third Party” shall mean any Person other than Automation, Aerospace and their respective Affiliates.
(gg)    “Trademarks” shall mean trademarks, certification marks, service marks, trade names, service names, and trade dress, in each case whether or not registered, and registrations and applications for registration thereof, and all reissues, extensions and renewals of any of the foregoing.

Section 1.2    References; Interpretation. For the purposes of this Agreement, (a) words in the singular shall be held to include the plural and vice versa, words of one gender shall be held to include the other gender as the context requires, and a word defined as a verb or noun shall be held to have the corresponding meaning when used in the other grammatical forms of that word; (b) references to the terms Article, Section, paragraph, clause, Exhibit and Schedule are references to the Articles, Sections, paragraphs, clauses, Exhibits and Schedules to this Agreement unless otherwise specified; (c) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (d) references to “$” shall mean U.S. dollars; (e) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive (unless the context indicates otherwise); (g) references to “written” or “in writing” include in electronic form; (h) the Parties have each participated in the negotiation and drafting of this Agreement, and except as otherwise stated herein, if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement; (i) a reference to any Person includes such Person’s successors and permitted assigns; (j) any reference to “days” means calendar days unless Business Days are expressly specified; (k) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day; (l) any statute or Contract defined or referred to herein means such statute or Contract as from time to time amended, modified or supplemented, unless otherwise specifically indicated; (m) the use of the phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import shall be deemed to refer to the date set forth in the preamble to this Agreement; (n) the phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice” whether or not such words actually follow such phrase; (o) where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning; (p) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if” and (q) any consent given by any Party pursuant to this Agreement shall be valid only if contained in a written instrument signed by such Party.
ARTICLE II
LICENSES
Section 2.1    Licenses.
(a)    Automation hereby grants, on behalf of itself and the Automation Group, to Aerospace, an irrevocable, perpetual (during the Term), royalty-free, fully paid-up, sublicensable (solely to the extent permitted in Section 2.2), transferable (solely to the extent permitted in Section 5.7), worldwide, non-exclusive license in, to and under the Automation Licensed IP for any purpose within the scope of any current or future business of the Aerospace Group, including for the Exploitation of any goods or services developed or provided as part of any such business.

(b)    Aerospace hereby grants, on behalf of itself and the Aerospace Group, to Automation, an irrevocable, perpetual (during the Term), royalty-free, fully paid-up, sublicensable (solely to the extent permitted in Section 2.2), transferable (solely to the extent permitted in Section 5.7), worldwide, non-exclusive license in, to and under the Aerospace Licensed IP for any purpose within the scope of any current or future business of the Automation Group, including for the Exploitation of any goods or services developed or provided as part of any such business.
Section 2.2    Sublicenses. Licensee may sublicense the license and rights granted to Licensee under Section 2.1 through multiple tiers to (a) any member of its Group, provided that, without limiting Section 2.3, any sublicense granted to a member of the Licensee’s Group under this Section 2.2(a) will immediately terminate if and when such Person ceases to qualify as a member of Licensee’s Group, (b) Third Parties to the extent necessary for such Third Parties to provide services to and solely for the benefit of Licensee and its Group, (c) Third Parties to the extent necessary for the Exploitation of the products or services of Licensee or its Group (including jointly developed products or services) or (d) a Divested Entity of Licensee, or an acquiror of such Divested Entity, in each case solely in accordance with Section 2.3 (any such sublicensee that receives a sublicense in accordance with this Section 2.2, a “Sublicensee”).
Section 2.3    Divested Businesses. Upon any sale, transfer or other divestiture of a Divested Entity by Licensee or any member of its Group to any Third Party, Licensee may grant a sublicense, solely within the scope of the license granted to it pursuant to Section 2.1, to such Divested Entity (where such Divested Entity is a Person) or to such Third Party (where such Divested Entity is not a Person); provided that (a) the sublicense shall only extend to the line of business that such Divested Entity constituted or was engaged in at the effective time of such divestiture and (b) the sublicense shall not extend to any products, services or business of any such acquiring Third Party (other than the products, services or business of or constituting the Divested Entity at the effective time of such divestiture).
Section 2.4    Reservation of Rights. Except as expressly provided in the Separation Agreement or any other Ancillary Agreement, each Party reserves its and its Group’s rights in and to all Intellectual Property, other than the rights expressly granted hereunder. Without limiting the foregoing, this Agreement and the licenses and rights granted herein do not, and shall not be construed to, confer any rights not expressly provided upon either Party, its Affiliates, or its Sublicensees by implication, estoppel, or otherwise as to any of the other Party’s or its Affiliates’ Intellectual Property.
Section 2.5    No Additional Obligations. Nothing in this Agreement shall be construed to require (a) any delivery of any technology, documentation or other tangible embodiments of Intellectual Property by any Party or any of their respective Affiliates to any other Person or to require any support or maintenance obligations whatsoever on the part of any Party or (b) either Party to maintain, register, prosecute, pay for or offer to pay for (including by offering remuneration to any inventors), enforce, defend or otherwise manage, any Intellectual Property.
Section 2.6    Ownership. As between the Parties and their respective Groups, (a) Aerospace acknowledges and agrees that Automation and the Automation Group (or, in the case of sublicensed Intellectual Property, its or their licensors) own or Control the Automation

Licensed IP, (b) Automation acknowledges and agrees that Aerospace and the Aerospace Group (or, in the case of sublicensed Intellectual Property, its or their licensors) own or Control the Aerospace Licensed IP, and (c) each Party acknowledges and agrees that neither Party, nor its Affiliates or its Sublicensees, are acquiring, as a result of any rights granted under this Agreement, any ownership rights in the Licensed IP licensed to such Party hereunder.
Section 2.7    Confidential Information. Notwithstanding any other terms with respect to Confidential Information set forth in the Separation Agreement, (a) Licensee may disclose Confidential Information that embodies the Licensed IP licensed to Licensee and its Sublicensees under terms that are at least as protective of such Confidential Information as the terms under which Licensee discloses its own like confidential information, which shall in any case be reasonable under the circumstances of disclosure and (b) Licensee and its Sublicensees may use Confidential Information that embodies the Licensed IP licensed to it subject to reasonable measures to protect the confidentiality of such Confidential Information that are at least as protective as the measures used by Licensee for its own like confidential information, which shall in any case be reasonable under the circumstances of use.
ARTICLE III
DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY
Section 3.1    Disclaimer of Representations and Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THE SEPARATION AGREEMENT, THIS AGREEMENT OR THE OTHER ANCILLARY AGREEMENTS, THE PARTIES DISCLAIM AND WAIVE ANY AND ALL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE RIGHTS AND LICENSES GRANTED HEREUNDER, WHETHER EXPRESS OR IMPLIED (INCLUDING WITH REGARD TO QUALITY, PERFORMANCE, NON-INFRINGEMENT, NON-DILUTION, VALIDITY, COMMERCIAL UTILITY, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE), AND EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS NOT RELIED ON ANY SUCH REPRESENTATIONS OR WARRANTIES, EXCEPT THOSE EXPRESSLY SET FORTH IN THE SEPARATION AGREEMENT, THIS AGREEMENT OR ANY OTHER ANCILLARY AGREEMENT. EXCEPT AS MAY EXPRESSLY BE SET FORTH IN THE SEPARATION AGREEMENT, THIS AGREEMENT OR ANY OTHER ANCILLARY AGREEMENT, THE LICENSED IP IS BEING LICENSED ON AN “AS IS,” “WHERE IS” BASIS.
Section 3.2    Limitation of Liability. IN NO EVENT SHALL AUTOMATION OR AEROSPACE OR THEIR RESPECTIVE AFFILIATES BE LIABLE, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, AT LAW OR IN EQUITY, FOR PUNITIVE, EXEMPLARY, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM OR RELATING TO ANY CLAIM MADE UNDER THIS AGREEMENT (EXCEPT FOR ALL COMPONENTS OF AWARDS AGAINST THE NON-BREACHING PARTY IN ANY THIRD-PARTY CLAIM, INCLUDING COMPONENTS OF SUCH THIRD-PARTY CLAIM RELATING TO ANY OF THE FOREGOING AND ATTORNEYS’ FEES). WITHOUT LIMITING THE FOREGOING, NO LICENSOR SHALL BE LIABLE UNDER THIS

AGREEMENT FOR ANY CLAIMS, LOSS OR DAMAGES ARISING FROM LICENSEE’S OR ITS SUBLICENSEES’ USE OF ANY LICENSED IP UNDER THIS AGREEMENT.
Section 3.3    Limited Liability Exclusions. The limitation of Damages provided in the foregoing Section 3.2 shall not apply to: (i) Damages arising from any willful breach of this Agreement; (ii) Damages arising from willful misconduct or fraud; or (iii) Damages arising from a breach of Section 2.7.
ARTICLE IV
TERM
Section 4.1    Term. The terms of the licenses and other grants of rights (and related obligations) under this Agreement (the “Term”) shall remain in effect (A) with respect to the Patents and Copyrights licensed hereunder, on a Patent-by-Patent and Copyright-by-Copyright basis, until expiration, invalidation or abandonment of such Patent or Copyright (as applicable), and (B) with respect to all other Licensed IP, in perpetuity.
ARTICLE V
MISCELLANEOUS
Section 5.1    Dispute Resolution. The dispute resolution procedures set forth in Article VIII of the Separation Agreement shall apply and are hereby incorporated herein by reference, mutatis mutandis, including, for the avoidance of doubt, THE IRREVOCABLE AND UNCONDITIONAL WAIVER BY EACH PARTY OF ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.
Section 5.2    Complete Agreement; Construction. This Agreement, including the Exhibits hereto, the Separation Agreement and the other Ancillary Agreements shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter, and there are no agreements or understandings between the Parties with respect to the subject matter hereof other than those set forth or referred to herein or therein. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Separation Agreement, the provisions of this Agreement shall control with respect to the subject matter hereof.
Section 5.3    Counterparts. This Agreement may be executed and delivered (including by means of electronic transmission, such as by electronic mail in “pdf” form) in more than one counterpart, all of which shall be considered one and the same agreement, each of which when executed shall be deemed to be an original, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each of the Parties.
Section 5.4    Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed to have been properly delivered, given and received, (a) on the date of transmission if sent via email (provided, however, that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 5.4 or (ii) the receiving party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 5.4 (excluding “out of office” or other automated replies)), (b) when delivered, if delivered personally to the intended recipient, and (c) one (1) Business Day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a Party at the address for such Party set forth below (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 5.4):
To Automation:
Honeywell International Inc.
855 S. Mint Street
Charlotte, NC 28202
Attention:     [***]
Email:        [***]
with a copy (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 W. 52nd St.
New York, NY 10019
Attention:    Andrew J. Nussbaum
Karessa L. Cain
        Mark A. Stagliano
            George N. Tepe
Email:        AJNussbaum@wlrk.com
        KLCain@wlrk.com
        MAStagliano@wlrk.com
        GNTepe@wlrk.com
To Aerospace:
Honeywell Aerospace Inc.
1944 E Sky Harbor Cir N
Phoenix, AZ 85034
Attention:    [***]
Email:         [***]
with a copy (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 W. 52nd St.
New York, NY 10019
Attention:    Andrew J. Nussbaum
        Karessa L. Cain
        Mark A. Stagliano
        George N. Tepe

Email:        AJNussbaum@wlrk.com
        KLCain@wlrk.com
        MAStagliano@wlrk.com
        GNTepe@wlrk.com
Section 5.5    Waivers. Any provision of this Agreement may be waived, if and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege hereunder shall operate as a waiver hereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any consent required or permitted to be given by any Party to the other Party under this Agreement shall be in writing and signed by the Party giving such consent and shall be effective only against such Party (and the members of its Group).
Section 5.6    Amendments. This Agreement may not be modified or amended, except by an agreement in writing specifically designated as an amendment hereto signed by each of the Parties.
Section 5.7    Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or transferred, in whole or in part, by operation of Law or otherwise, by either of the Parties without the prior written consent of the other Party (which consent may be granted or withheld in such other Party’s sole discretion); provided that such first Party may assign or transfer, in whole or in part, by operation of Law or otherwise, without the prior written consent of the other Party, this Agreement or any of the rights, interests or obligations under this Agreement to (a) one or more of its Affiliates and (b) the successor to all or a portion of the business or assets to which this Agreement relates; provided, further, that (i) the assigning or transferring Party shall promptly notify the non-assigning or non-transferring Party in writing of any assignments or transfers it makes under the foregoing clause (b) and (ii) in either case of the foregoing clauses (a) or (b), the party to whom this Agreement is assigned or transferred shall agree in writing to be bound by the terms of this Agreement as if named as a “Party” hereto with respect to all or such portion of this Agreement so assigned or transferred. Any purported assignment in violation of this Section 5.7 shall be void ab initio. No assignment or transfer shall relieve the assigning or transferring Party of any of its obligations under this Agreement that accrued prior to such assignment or transfer unless agreed to by the non-assigning or non-transferring Party. Any assignment of the Licensed IP shall be subject to, and shall not affect, the licenses granted under this Agreement.
Section 5.8    Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns.
Section 5.9    Third Party Beneficiaries. This Agreement is solely for the benefit of, and is only enforceable by, the Parties and their permitted successors and assigns and should not be deemed to confer upon third parties any remedy, benefit, claim, liability, reimbursement, claim of Action or other right of any nature whatsoever, including any rights of employment for any specified period, in excess of those existing without reference to this Agreement.

Section 5.10    Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
Section 5.11    Governing Law. This Agreement, including all matters of construction, validity, interpretation, performance and enforceability, and any dispute arising directly or indirectly out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.
Section 5.12    Specific Performance. The Parties acknowledge and agree that irreparable harm would occur if the Parties do not perform any provision of this Agreement in accordance with its specific terms or otherwise breach this Agreement and the remedies at law for any breach or threatened breach of this Agreement, including monetary damages, are inadequate compensation for any Damages. Accordingly, from and after the Effective Date, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Parties agree that the Party or Parties to this Agreement who are or are to be thereby aggrieved shall, subject and pursuant to the terms of this Article V (including for the avoidance of doubt, after compliance with all notice and negotiation provisions herein), have the right to specific performance and injunctive or other equitable relief of its or their rights under this Agreement, in addition to any other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived, and that any requirements for the securing or posting of any bond with such remedy are hereby waived.
Section 5.13    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon a determination that any term, provision, covenant or restriction is invalid, illegal, void or unenforceable, the Parties shall negotiate in good faith to modify to the fullest extent permitted by applicable Law this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
Section 5.14    No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.
Section 5.15    Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by a Licensor are, and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code regardless of the form or type of intellectual property under or to which such rights and licenses are granted and regardless of whether the intellectual property is registered in or otherwise recognized by or applicable to the

United States or any other country or jurisdiction. The Parties agree that Licensee and its Group will retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code.
* * * * *
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their respective representatives thereunto duly authorized.

HONEYWELL INTERNATIONAL INC.

By:
Name:
Title:

HONEYWELL AEROSPACE INC.

By:
Name:
Title: